SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 29, 2004

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive

Sunnyvale, CA  94089

(Address of principal executive offices, including zip code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Item 5.  Other Events.

On May 4, 2004, Cepheid announced that, effective April 29, 2004, its Board of Directors appointed Mitchell D. Mroz, Chairman of the Board of Northrop Grumman Corporation’s Federal Credit Union and retired Vice President and General Manager of Northrop Grumman Corporation’s Automation & Information Systems Division, and David H. Persing, M.D., Ph.D., Vice President of Discovery Research at Corixa Corporation and Medical Director of the Infectious Disease Research Institute, as directors.  Mr. Mroz will serve as a Class III director, up for re-election in 2005, and Dr. Persing will serve as a Class II director, up for re-election in 2007.  These appointments filled the two vacancies remaining on the Board and brought the total number of directors on the Board to nine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid

Date:	May 4, 2004	By:	/s/ John L. Bishop
Name: John L. Bishop
Title:Chief Executive Officer and Director